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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     Lee Keeling and Associates, Inc. ("Lee Keeling") hereby consents to: (i) references to Lee Keeling as an expert, (ii) its reserve reports at December 31, 2000, in respect of EXCO Resources, Inc., (iii) its reserve report at December 31, 2000, in respect of certain oil and natural gas properties acquired from STB Energy, Inc., (iv) its reserve report at December 31, 2000, in respect of certain oil and natural gas properties from Graves Drilling, (v) its reserve report at December 31, 2000, in respect of Addison Energy Inc., and (vi) information depicted in the Annual Report on Form 10-K for the year ended December 31, 2000, for EXCO Resources, Inc., a Texas corporation, that was derived from our reserve reports at that date in respect of EXCO Resources, Inc., incorporated by reference in this Registration Statement of EXCO Resources, Inc. on Form S-3 to be filed with the Securities and Exchange Commission on or about May 23, 2001. Lee Keeling also hereby consents to the incorporation of its summary report dated May 3, 2001, included as Appendix A to said Form S-3.


                                            LEE KEELING AND ASSOCIATES, INC.

                                            By: /s/ KENNETH RENBERG
                                              ----------------------------------
                                                Kenneth Renberg, Vice President

Tulsa, Oklahoma

May 23 2001